Sub-Item 77C


               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                  INVESCO MUNICIPAL INCOME OPPORTUNITIES TRUST

An Annual Meeting ("Meeting") of Shareholders of Invesco Municipal Income Opportunities Trust was held on Friday, July 16, 2010. The Meeting was held for the following purpose:

(1) Elect five Trustees by the holders of Common Shares, each of whom will serve for a three year term or until a successor has been duly elected and qualified.

The results of the voting on the above matter were as follows:

                                                                                       Votes
Matters                                                             Votes For        Withheld
-------                                                             ---------        --------
(1)    Albert R. Dowden.............................................17,201,091        772,958
       Prema Mathai-Davis...........................................17,197,715        776,334
       Lewis F. Pennock.............................................17,193,229        780,820
       Hugo F. Sonnenschein.........................................17,207,621        766,428
       Raymond Stickel, Jr..........................................17,210,030        764,019